                                                                 EXHIBIT # 10(b)

                           FIFTH AMENDED AND RESTATED

                               SYSCO CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





                                                                          7/7/97

                           FIFTH AMENDED AND RESTATED
                               SYSCO CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS

                                                                                                         Section
ARTICLE I -- DEFINITIONS

         Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1
         Actuarial Equivalent or Actuarially Equivalent Basis . . . . . . . . . . . . . . . . . . . . . .  1.2
         Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.4
         Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.5
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.6
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7
         Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
         Credited Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.9
         Eligible Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.10
         Final Average Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.11
         Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.12
         Plan     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.13
         Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.14
         Primary Social Security Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.15
         Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.16
         Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.17
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.18
         Sysco    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.19
         Sysco Retirement Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.20
         Total Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.21
         Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.22

ARTICLE II - ELIGIBILITY

         Initial and Continued Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
         Frozen Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2
         Frozen Participation Deemed Active Participation . . . . . . . . . . . . . . . . . . . . . . . .  2.3
         Renewed Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4

ARTICLE III - VESTING

                                                                                                         Section
ARTICLE IV - RETIREMENT BENEFIT

         Calculation of Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1
         Form and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2
         Temporary Social Security Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3
         Beneficiary for the Five Year Certain Payment  . . . . . . . . . . . . . . . . . . . . . . . . .  4.4

ARTICLE V -  DEATH BENEFIT

         Death Prior to Participant's Age 60  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1
         Death at or After Age 60 While Still Employed
                 or After a Change of Control Which Occurs
                 While He is Employed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
         Death After Vested Termination But Prior to
                 Commencement of Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
         Death After Commencement of Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . . .  5.4
         Death While Participation is Frozen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.5
         Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6

ARTICLE VI - PROVISIONS RELATING TO ALL BENEFITS

         Effect of this Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
         Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.2
         Limitation on Benefits Applicable to Each
                 Participant Whose Participation is Frozen  . . . . . . . . . . . . . . . . . . . . . . .  6.3
         No Duplication of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
         Forfeiture For Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5
         Forfeiture For Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.6
         Expenses Incurred in Enforcing the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.7
         Restrictions on any Portion of Total Payments
            Determined to be Excess Parachute Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  6.8
         Benefits Upon Re-employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9

ARTICLE VII  - ADMINISTRATION

         Committee Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
         Committee Organization and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2
         Powers of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3

                                                                                                        Section
         Committee Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.4
         Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5

ARTICLE VIII - ADOPTION BY SUBSIDIARIES

         Procedure for and Status After Adoption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.1
         Termination of Participation By Adopting Subsidiary  . . . . . . . . . . . . . . . . . . . . . .  8.2

ARTICLE IX - AMENDMENT AND/OR TERMINATION

         Amendment or Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.1
         No Retroactive Effect on Awarded Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2
         Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3

ARTICLE X - FUNDING

         Payments Under This Plan are the Obligation
           of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.1
         Plan May Be Funded Through Life Insurance
           Owned by the Company or a Rabbi Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.2
         Reversion of Excess Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3
         Participants Must Reply Only on General
            Credit of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.4
         Funding of Benefits for Participants Subject to
            Canadian Income Tax Laws is Prohibited  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.5

ARTICLE XI - MISCELLANEOUS

         Responsibility for Distributions and
           Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.1
         Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.2
         Distributions to Incompetents of Minors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.3
         Nonalienation of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.4
         Reliance Upon Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
         Amendment Applicable to Active Participants Only
           Unless it Provides Otherwise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.6
         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.7

                                                                                                        Section
         Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.8
         Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.9
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.10
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.11

                           FIFTH AMENDED AND RESTATED
                               SYSCO CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                 WHEREAS, Sysco Corporation and its subsidiaries have established the Sysco Corporation Supplemental Executive Retirement Plan effective July 3, 1988 which provides for certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

                 WHEREAS, Sysco Corporation retained the right of the Board of Directors to amend the Plan at any time by an instrument in writing; and

                 WHEREAS, the Plan, as amended and restated on February 15, 1996, has been amended by the First Amendment to the Plan, which amendment was executed on this date, July 7, 1997, to be effective October 1, 1996, and;

                 WHEREAS, it has been determined that the Plan should again be restated to incorporate the First Amendment so that the Plan, as amended, is set forth in one document;

                 NOW, THEREFORE, Sysco Corporation amends and restates the Sysco Corporation Supplemental Executive Retirement Plan as follows:

                                   ARTICLE I

                                  DEFINITIONS


                 1.1 Accrued Benefit. "Accrued Benefit" means, for all purposes other than determining the frozen Accrued Benefit, as of any given time the retirement benefit calculated under Section 4.1 with Final Average Compensation, the offsets for benefits provided by other qualified or registered defined contribution and qualified or registered defined benefit plans and Credited Service determined as of that date but with the offset for the Primary Social Security Benefit and the Canadian Pension Plan benefit being projected to be the benefit payable at age 65 if he is less than age 65 at the given time and his age at the given time if he is age 65 or more at the given time. "Accrued Benefit" means for purposes of determining a Participant's frozen Accrued Benefit as of any given time the retirement benefit calculated under Section 4.1 with Final Average Compensation determined under Section 1.11 and Credited Service determined under Section 1.9 as of the date the Participant's participation in this Plan is frozen but with the offsets for benefits provided by other qualified or registered defined contribution and qualified or registered defined benefit plans determined as of the date of his Retirement or his earlier termination of employment with all Companies and the offset for the Primary Social Security Benefit and the Canadian Pension Plan benefit being projected to be the benefit payable at age 65 if he is less than age 65 at the time of his Retirement or his earlier termination from employment with all Companies and his age at Retirement if he is age 65 or more at that time.

                 1.2 Actuarial Equivalent or Actuarially Equivalent Basis. "Actuarial Equivalent" or "Actuarially Equivalent Basis" means an equality in value of the aggregate amounts expected to be received under different forms of payment based on the same mortality and interest assumptions. For this purpose, the mortality and interest rate assumptions used in computing benefits under the Sysco Retirement Plan will be used. If there is no Sysco Retirement Plan or successor qualified defined benefit plan, then the actuarial assumptions to be used will be those actuarial assumptions as are selected by the actuarial firm, which last serviced the Sysco Retirement Plan prior to its termination or merger, as being then appropriate had the Sysco Retirement Plan remained in existence with its last participant census.

                 1.3 Beneficiary. "Beneficiary" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

                 1.4 Board of Directors. "Board of Directors" means the Board of Directors of Sysco.

                 1.5 Change of Control. "Change of Control" means the occurrence of one or more of the following events:

                 (a) Any "person", including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Act, is or becomes the beneficial owner, directly or indirectly, of securities of Sysco representing 20% or more of the combined voting power of Sysco's then outstanding Voting Securities;

                 (b) Sysco is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (i) less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of Sysco immediately prior to the merger or consolidation, or (y) if a record date has been set to determine the stockholders of Sysco entitled to vote on the merger or consolidation, the stockholders of Sysco as of that record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (c)(i) and (ii) below;

                 (c) If at any time the following do not constitute a majority of the Board of Directors of Sysco (or any successor entity referred to in clause (b) above):

                          (i) persons who are directors of Sysco on July 12, 1991; and

                          (ii) persons who, prior to their election as a director of Sysco (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of Sysco;

                 (d) If at any time during a calendar year a majority of the directors of Sysco are not persons who were directors at the beginning of the calendar year; and

                 (e) Sysco transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of Sysco.

                 1.6 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 1.7 Company. "Company" means Sysco and any Subsidiary adopting the Plan.

                 1.8 Committee. "Committee" means the persons who are from time to time serving as members of the committee administering this Plan.

                 1.9 Credited Service. "Credited Service" means service with Sysco and its Subsidiaries for which the Participant is awarded credited service under the Sysco Retirement Plan for vesting purposes or would have been awarded Credited Service under the Sysco Retirement Plan for vesting purposes if the Sysco Retirement Plan covered employees working outside of the United States except under the circumstances described below in which event the rules set forth for each circumstance would be applicable to that circumstance only:

                 (a) If a Participant is terminated for total disability on or after age 60 under circumstances which will qualify the Participant for a total disability benefit under the Sysco Retirement Plan and his participation is not then frozen, the Participant will be awarded Credited Service for vesting purposes under Article III until the Participant attains 65 if the disability continues but will not be awarded Credited Service for benefit accrual purposes under Section 4.1.

                 (b) If a Participant is terminated for total disability at any time before age 60 or on or after age 60 when his participation is frozen under Section 2.2, the Participant will not be awarded Credited Service for any purpose under this Plan.

                 (c) If a Participant's participation in this Plan is frozen, the Participant will be awarded Credited Service for vesting purposes under Article III during the period the Participant is still employed by an adopting Company but during which his participation is frozen, but will not be awarded Credited Service for benefit accrual purposes under Section 4.1.

                 (d) If a Participant's participation in this Plan is frozen but he remains employed by an adopting Company and then later again becomes eligible to participate, the Participant will be awarded Credited Service for the intervening period for all purposes.

                 However, notwithstanding the above provisions or anything else that may be to the contrary in this Plan, the Compensation Committee of the Board of Directors may, in its sole discretion, award additional Credited Service for purposes of vesting, benefit accrual or both when it determines a situation warrants it.

                 1.10 Eligible Earnings. "Eligible Earnings" means the Participant's salary for a given Plan Year plus the amount, if any, awarded the Participant with respect to the Plan Year under the Sysco Corporation Management Incentive Plan and then paid to him, plus the amount, if any, deferred by the Participant under the Sysco Corporation Executive Deferred Compensation Plan.

                 1.11 Final Average Compensation. "Final Average Compensation" means a Participant's average monthly Eligible Earnings from the Company for the five successive Plan Years that give the highest average monthly rate of Eligible Earnings for the Participant out of the ten Plan Years next preceding the earliest of: (a) a Participant's participation in this Plan being frozen, (b) a Change of Control unless the employee remains an employee of the Company and a Participant for the Plan Year in which a Change of Control occurs and the next succeeding three Plan Years, or (c) the latest of (i) his attainment of age 60, (ii) termination for total disability after age (60) or
(iii) his Retirement. For this purpose, a Participant's Eligible Earnings will only be used for the period of time that the Company has been a Subsidiary and for the period of time that the Participant has been employed by Sysco or a Subsidiary.

                 1.12 Participant. "Participant" means an employee of a Company who is eligible for and is participating in the Plan.

                 1.13 Plan. "Plan" means the Sysco Corporation Supplemental Executive Retirement Plan set forth in this document, as amended from time to time.

                 1.14 Plan Year. "Plan Year" means a one year period which coincides with the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.

                 1.15 Primary Social Security Benefit. "Primary Social Security Benefit" means the amount commencing at the date of benefit commencement under the Plan, or the date a Social Security retirement benefit is first payable to the Participant if later, for those Participants who retire or whose employment with all Companies is otherwise terminated at a time when they have a vested interest on or before age 65, or at the time of Retirement for all others, as a monthly old age benefit for the Participant under the Federal Social Security Act or any similar federal act or acts in effect at termination of employment, whether or not payment of the amount is delayed, superseded or forfeited because of failure to apply or for any other reason. The amount of the monthly old age benefit will be determined based upon the pay and employment data which may be furnished by the Company and/or the Participant concerned. If a Participant terminates before age 65, it will be assumed that he had no compensation after termination. Any pay for periods prior to the earliest data furnished will be estimated by applying a salary scale factor projected backward and the salary scale applied for this purpose is the actual change in average wages from year to year as determined by the Federal Social Security Administration.

                 1.16 Retirement. "Retirement" means the retirement of a Participant from any Company on or after age 60 under Company policy.

                 1.17 Securities Act. "Securities Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 1.18 Subsidiary. "Subsidiary" means any wholly owned subsidiary of Sysco.

                 1.19 Sysco. "Sysco" means the Sysco Corporation, the sponsor of this Plan.

                 1.20 Sysco Retirement Plan. "Sysco Retirement Plan" means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under
Section 401(a) of the Code.

                 1.21 Total Payments. "Total Payments" means all payments or benefits received or to be received by a Participant in connection with a Change of Control of Sysco and the termination of his employment under the terms of this Agreement or the Sysco Corporation Executive Deferred Compensation Plan, and in connection with a Change of Control of Sysco under the terms of any stock option plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change of Control or any person affiliated with the Company or who as a result of the completion of transactions causing a Change of Control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.

                 1.22 Voting Securities. "Voting Securities" means any security which ordinarily possesses the power to vote in the election of the Board of Directors without the happening of any precondition or contingency.

                                   ARTICLE II

                                  ELIGIBILITY


                 2.1 Initial and Continued Eligibility. Each employee of a Company who is a participant in the Sysco Corporation Management Incentive Plan is eligible to participate in this Plan. Once an employee has qualified to participate in this Plan the employee shall continue his participation as long as he remains a participant in the Sysco Corporation Management Incentive Plan or the Committee determines that his failure to participate in the Sysco Corporation Management Incentive Plan will not affect his eligibility to continue his participation in this Plan. But, if a Participant is no longer a participant in the Sysco Corporation Management Incentive Plan and the Committee does not make that determination, the Participant immediately becomes ineligible to participate in this Plan.

                 2.2 Frozen Participation. If an employee who is a Participant later becomes ineligible to continue to participate but still is employed by an adopting Company, his Accrued Benefit will be frozen as of the last day of the Plan Year prior to the Plan Year during which he initially became ineligible to participate. He will later be entitled to that frozen Accrued Benefit, upon Retirement, should he fulfill the requirements of Articles III and IV. The frozen Accrued Benefit will be payable at the time and in the form set out in Article IV. However, if any of the events described in Article VI should occur, the Participant whose participation is frozen shall then have his frozen Accrued Benefit either restricted in amount or forfeited.

                 2.3 Frozen Participation Deemed Active Participation. If a Participant's participation in this Plan is frozen after a Change of Control and the Participant dies or is terminated from the employ of all Companies by the then management within four years after that Change of Control the freeze will be ineffective as to that Participant and he will be treated for all purposes as if his participation were never frozen.

                 2.4 Renewed Eligibility. If an employee who is a Participant becomes ineligible to continue to participate but remains employed by an adopting Company and then later again becomes eligible to participate, the Participant will have his Final Average Compensation computed as though the freeze had never occurred, and will be treated for all purposes as though he had not had his participation interrupted. Thereafter he will become entitled to benefits as before should he fulfill the requirements of Article III and IV or V.

                                  ARTICLE III

                                    VESTING


                 A Participant must have 10 years or more of Credited Service, excluding any Credited Service before the later of the first date of hire by the Company or the date of acquisition by Sysco of the Company for which the Participant then worked, in order to vest in his Accrued Benefit using the following vesting schedule unless a Change of Control occurs. If a Change of Control occurs, each Participant will immediately vest 100% in his Accrued Benefit, without regard to the required 10 years or more of Credited Service to begin vesting or the vesting schedule. In addition, the Compensation Committee of the Board of Directors within its sole discretion may accelerate vesting and may award Credited Service for vesting purposes as provided in Section 1.9 when it determines that specific situations warrant such action.

       Participant's Attained
       Age Upon Termination
        of Credited Service                                                  Vested Percentage
       ---------------------                                                 -----------------
     Less than 60   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0%
     60 but less than 61  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50%
     61 but less than 62  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60%
     62 but less than 63  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70%
     63 but less than 64  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80%
     64 but less than 65  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90%
     65 or more   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100%

                                   ARTICLE IV

                               RETIREMENT BENEFIT


                 4.1 Calculation of Retirement Benefit. If a Participant retires for age or disability from the Company on or after age 65 or if the Participant's employment with all Companies is terminated prior to age 65 and he has a vested interest, he will be entitled to be paid in accordance with
Section 4.2, the vested portion of a monthly benefit equal to 50% of the Participant's Final Average Compensation offset by the sum of (a), (b), and (c) below which net amount is then reduced by 5% for each full year of Credited Service less than 20 years:

                 (a) the monthly benefit for the life of the Participant with five years certain which can be provided on an Actuarially Equivalent Basis with the vested benefit of the Participant in the Sysco Corporation Employees' 401(k) Plan and any other qualified defined contribution plan in the United States and/or registered deferred profit sharing plan in Canada sponsored and funded by the Company or any other company for which a Participant may have worked in the past or will work in the future,

                 (b) the monthly benefit for the life of the Participant with five years certain which can be provided on an Actuarially Equivalent Basis with the vested accrued benefit of the Participant from the Sysco Retirement Plan and any other qualified defined benefit plan in the United States and/or registered pension plan in Canada sponsored and funded by the Company or any other company for which a Participant may have worked in the past or will work in the future, and

                 (c) the Primary Social Security Benefit available to the Participant and/or the benefit available to the Participant under the Canadian Pension Plan (the government sponsored plan comparable to the federal Social Security System) using the same or similar assumptions used to determine the Primary Social Security Benefit.

                 In determining the amount of the offset resulting from a Participant's vested benefit and/or vested accrued benefit, only the benefit derived from the Company's or any other employer contributions, exclusive of any salary deferral contributions, is to be used and any prior distribution from a Participant's vested benefit and/or vested accrued benefit, including but not limited to an in service withdrawal or a qualified domestic relations order distribution, will be added back. The vested benefit and/or vested accrued benefit is to be computed as if the benefits will begin being paid as of the later of the date of benefit commencement under the Plan or the date a retirement benefit is first payable to the Participant under the applicable plans without regard to the actual election made by the Participant under any given plan.

                 4.2      Form and Time of Payment.

                 (a) Except as provided in (b) below, the monthly retirement benefit will begin on the first day of the month coincident with or next following the Participant's sixty-fifth (65th) birthday or actual Retirement, whichever is later, if he survives to the applicable date.

                 (b) The monthly retirement benefit will begin on the first day of the month next following the Participant's actual Retirement if he survives to the applicable date, for a Participant
         (i) who retires for reasons other than disability on or after his sixtieth (60th) birthday but prior to his sixty-fifth (65th) birthday,
         (ii) who has been a Participant for ten (10) years or since the inception of the Plan, whichever is shorter, and (iii) who has had at least twenty (20) years of Credited Service prior to his actual Retirement, excluding any Credited Service before the later of his first date of hire by the Company or the date of acquisition by Sysco of the Company for which the Participant then worked.

                 (c) The form of benefit payment, in the case of a Participant who is not married at benefit commencement will be a life only monthly annuity with a period of five years guaranteed in the amount calculated in accordance with Section 4.1. The form of benefit payment, in the case of a Participant who is married at benefit commencement will be a joint and two-thirds survivor monthly annuity which is Actuarially Equivalent to the amount calculated in accordance with Section 4.1 where a reduced monthly amount is payable for the joint lives of the Participant and his spouse, and upon the death of either, a monthly amount will continue for the life of the survivor equal to two-thirds of the monthly amount provided during their joint lives.

                 4.3 Temporary Social Security Supplement. Notwithstanding anything in the Plan to the contrary, the monthly retirement benefit of a Participant who retires on or after his 60th birthday but before attainment of age 62 and who has met the early payment criteria of Section 4.2(b) shall be calculated in accordance with Section 4.1 including the offset of the age 62 Primary Social Security Benefit pursuant to Section 4.1(c). The payment shall be modified, however, by the Company paying to the Participant each month, in addition to the benefit calculated pursuant to Section 4.1, an amount equal to such Participant's projected monthly age 62 Primary Social Security Benefit through and including the month in which the Participant's 62nd birthday occurs, but not thereafter.

                 4.4 Beneficiary for the Five Year Certain Payment. If a Participant who receives a life annuity, with five years certain, dies prior to completing the five years certain period, the Beneficiary named by him, under
Article V, for any death benefit that may be payable under that Article, will receive the remaining payments to be made under that annuity form after the Participant's death. Even though a Participant with a frozen Accrued Benefit cannot receive a death benefit under Article V, a Beneficiary designation completed in accordance with Section 5.4, before or after a Participant's participation is frozen, will be effective for the purpose of awarding the remaining payments under the five years certain.

                                   ARTICLE V

                                 DEATH BENEFIT


                 5.1 Death Prior to Participant's Age 60. If a Participant's participation in this Plan is not then frozen and he dies prior to age 60 either (a) while in the employ of the Company or (b) within four years after a Change of Control whether he is still employed by the Company or not, the Participant's designated Beneficiary will be entitled to receive annually, for a period of 10 years, an amount which is equal to 25% of the average annual Eligible Earnings of the Participant for the last three full Plan Years prior to his death or termination, whichever is earlier. This benefit will begin being paid 90 days after the date of the Participant's death.

         5.2 Death at or After Age 60 While Still Employed or After a Change of Control Which Occurs While He Is Employed.

                  (a) If a Participant's participation in this Plan is not then frozen and he dies at or after age 60 either (x) while in the employ of the Company or (y) within four years after a Change of Control which occurs while he is employed, whether or not he is still employed by the Company at the date of death:

                          (1) if the Participant is married at the time of death the Participant's designated Beneficiary will be entitled to receive a monthly annuity for life with a period of 10 years certain that can be provided on an Actuarially Equivalent Basis by the greater of (A) the commuted lump sum value of the benefit which would be payable to the Participant if he had retired and could have begun receiving his retirement benefit under Article IV, using the vested percentage as of his date of death but, except as provided in
                 (b) below, reducing the benefit by five-ninths of 1% for each full calendar month by which the first payment precedes the month in which the Participant would have attained age 65 so as to discount it for its earlier payment, or (B) the commuted lump sum value of the benefit the Participant's designated Beneficiary would have received under Section 5.1 assuming the Participant qualified for it without regard to his age; or

                          (2) if the Participant is single at the time of death, the Participant's designated Beneficiary will be entitled to receive a lump sum payment which is the Actuarial Equivalent of the greater of (A) the commuted lump sum value of the benefit which would be payable to the Participant if he had retired and could have begun receiving his retirement benefit under Article IV, using the vested percentage as of his date of death but, except as provided in (b) below, reducing the benefit by five-ninths of 1% for each full calendar month by which the lump sum payment precedes the month in which the Participant would have attained age 65 so as to discount it for its earlier payment, or (B) the commuted lump sum value of the benefit the Participant's designated Beneficiary would have received under
                 Section 5.1 assuming the Participant qualified for it without regard to his age.

This benefit will be paid or begin being paid, as applicable, 90 days after the date of the Participant's death.

                 (b) Notwithstanding (a)(1) and (2) above if on the date of the Participant's death, the Participant would have met the conditions of Section 4.2(b) hereof which would entitle him to receive a monthly retirement benefit prior to his attaining age 65 had he retired on the date of his death, the benefit such Participant's designated Beneficiary would be entitled to under (a)(1)(A) or
         (a)(2)(A) above shall not be reduced by five-ninths of 1% for each full calendar month by which the payment(s) precede the month in which the Participant would have attained age 65.

                 5.3.     Death After Vested Termination But Prior to
Commencement of Retirement Benefits.   If a Participant's participation in the
Plan is not then frozen, (i) he dies after retiring on or after age 60 for age or disability, (ii) death occurs prior to benefit commencement and (iii) no Change of Control occurs while he is still employed within a four-year period ending on the date of his death:

                 (a) if the Participant is married at the time of death, the Participant's designated Beneficiary will be entitled to receive, monthly, an annuity for life with a period of 10 years certain which is the actuarial equivalent of the commuted lump sum of the two-thirds survivor annuity his spouse would have received if the Participant could have begun receiving his retirement benefit under Article IV, using the vested percentage as of his date of retirement, and then died, all as of his date of death, reduced by five-ninths of 1% for each full calendar month by which the first payment precedes the month in which the Participant would have attained age 65; or

                 (b) if the Participant is single at the time of death, the Participant's designated Beneficiary will be entitled to receive a lump sum payment which is the actuarial equivalent of the commuted lump sum of the period of five years of monthly payments his designated Beneficiary would have received if the Participant could have begun receiving his retirement benefit under Article IV, using the vested percentage as of his date of retirement, and then died, all as of his date of death, reduced by five-ninths of 1% for each full calendar month by which the lump sum payment precedes the month in which the Participant would have attained age 65.

This benefit will be paid or begin being paid, as applicable, 90 days after the date of the Participant's death.

                 5.4      Death After Commencement of Retirement Benefits.
Upon the death of a Participant after benefit commencement there is no death benefit. However, if the Participant is married at benefit commencement his spouse, if she is then living, will receive the two-thirds survivor benefit provided for in Article IV; and if the Participant is not married at benefit commencement his designated Beneficiary will receive the remaining payments, if any, due because of the five year certain period.

                 5.5 Death While Participation is Frozen. The death of a frozen Participant has the following consequences under the Plan:

                 (a) If a frozen Participant dies after age 60 but prior to age 65 and also prior to having met the early retirement criteria of Section 4.2(b) there shall be no death benefit.

                 (b) If a frozen Participant dies after Retirement but before commencement of benefits, there shall be no death benefit.

                 (c) If a frozen Participant dies either (i) after commencement of benefits, (ii) after age 65 or (iii) after having met the early retirement criteria of Section 4.2(b), the following death benefits shall be applicable. If he was married at the date of benefit commencement or, if benefits have not commenced, if he was married, at the earlier of age 65 or the date of death, his spouse, if she is then living, will receive the two thirds survivor's benefit provided in Article IV. If he was not married at the date of benefit commencement or, if benefits have not commenced, if he was not married at the earlier of age 65 or the date of death, his designated Beneficiary will receive the payments, if any, due because of the five year certain period.

                 5.6 Beneficiary Designation. Each Participant upon entering the Plan shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by this Article V or the remaining unpaid period certain payments under Article IV will be payable in the event of the Participant's death prior to his Retirement. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise cease to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant's death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all payments due under Article IV or this Article V, the balance of the payments, which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the deceased individual Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual. Any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to by the spouse in writing in a form acceptable to the Committee in order to be effective.

                                   ARTICLE VI

                      PROVISIONS RELATING TO ALL BENEFITS


                 6.1 Effect of This Article. The provisions of this Article will control over all other provisions of this Plan.

                 6.2 Termination of Employment. Termination of employment for any reason prior to the Participant's vesting under Article III or Article V, if applicable, will cause the Participant and all Beneficiaries holding under the Participant to forfeit all interest in and under this Plan.

                 6.3 Limitation on Benefits Applicable to Each Participant Whose Participation is Frozen. The benefit provided under Article IV of this Plan is limited in amount, in the case of each Participant whose participation in this Plan is frozen at the time he becomes entitled to the benefit, so that the benefit will not exceed the Participant's frozen Accrued Benefit if the frozen Accrued Benefit is less than the benefit which could otherwise be provided without this limitation.

                 6.4 No Duplication of Benefits. It is not intended that there be any duplication of benefits. Therefore, if a Participant has met the requirements of Article IV and has survived to age 65 or actual Retirement, if later, then the Participant, his spouse and/or his Beneficiary shall only receive a benefit under that Article. If a Participant dies before attaining age 65 or actual Retirement, if later, the Participant's Beneficiary shall only receive a benefit, if the Beneficiary qualifies for one, under Article V. But, in no event will a Participant, Participant's spouse and/or Beneficiary qualify for a benefit under both Articles.

                 6.5 Forfeiture For Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire benefit accrued for the benefit of the Participant and/or his Beneficiaries will be forfeited even though it may have been previously vested under Article III or V. The decision of the Committee as to the cause of a former Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner. Notwithstanding the foregoing, the forfeiture created by this Section will not apply to a Participant or former Participant discharged during the Plan Year in which a Change of Control occurs, or during the next three succeeding Plan Years following the Plan Year in which a Change of Controls occurs unless an arbitrator selected to review the Committee's findings agrees with the Committee's determination to apply the forfeiture. The arbitrator will be selected by permitting each the Company and the Participant to strike one name each from a panel of three names obtained from the American Arbitration Association. The person whose name is remaining will be the arbitrator.

                 6.6 Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant or former Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant or former Participant, that the Participant or former Participant at any time within (i) two years from his termination of employment from all Companies which adopted this Plan or, (ii) if such termination occurs prior to such Participant's or former Participant's attaining age 65, the date such Participant or former Participant attains age 67, and without written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant or former Participant had represented the Company while employed by it; and if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him, the Committee will forfeit all amounts otherwise due the Participant or former Participant even though it may have been previously vested under Article III or V. Notwithstanding the foregoing, the forfeiture created by this Section will not apply to any Participant or former Participant whose termination of employment from all Companies which adopted this Plan occurs during the Plan Year in which a Change of Control occurs or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs.

                 6.7 Expenses Incurred in Enforcing the Plan. The Company will, in addition, pay a Participant for all legal fees and expenses incurred by him in contesting or disputing his termination or in seeking to obtain or enforce any benefit provided by this Plan if the termination occurs in the Plan Year in which a Change of Control occurs or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs except to the extent that the payment of those fees or expenses are restricted under
Section 6.8.

                 6.8 Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. In the event that any payment or benefit received or to be received by a Participant in connection with a Change of Control of Sysco, or the termination of his employment by the Company would not be deductible, whether in whole or in part, by the Company or any affiliated company, as a result of Section 280G of the Code, the benefits payable under this Plan shall first be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the benefits payable under this Plan have been reduced to zero. If any further reduction is necessary the benefits payable under the Sysco Corporation Executive Deferred Compensation Plan will then be reduced under the terms of that Plan. In determining this limitation:
(a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan will be taken into account, (b) no portion of the Total Payments which tax counsel, selected by the Company's independent auditors and acceptable to the Participant, determines not to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account, (c) no portion of the Total Payments which tax counsel, selected by the Company's independent auditors and acceptable to the Participant, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code will be taken into account, and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Company's independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code.

                 6.9 Benefits Upon Re-employment. If a former Participant who is receiving benefit payments under this Plan is re-employed by the Company, the payment of the benefit will continue during his period of re-employment. The re-employed former Participant's benefit will not be changed as a result of his re-employment.

                                  ARTICLE VII

                                 ADMINISTRATION


                 7.1 Committee Appointment. The Committee will be appointed by the Board of Directors. The initial Committee members will be Messrs. Woodhouse, Lindig and Lowrey and Mrs. Riker. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

                 7.2 Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of this Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

                 7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of this Plan according to the terms and provisions of this Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

                 (a) to make rules and regulations for the administration of this Plan;

                 (b) to construe all terms, provisions, conditions and limitations of this Plan;

                 (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan in the manner and to the extent it deems expedient to carry this Plan into effect for the greatest benefit of all parties at interest;

                 (d) subject to Section 6.5, to determine all controversies relating to the administration of this Plan, including but not limited to:

                          (1) differences of opinion arising between the Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event it shall be decided by judicial action; and

                          (2) any question it deems advisable to determine in order to promote the uniform administration of this Plan for the benefit of all parties at interest; and

                 (e) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

                 7.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change of Control occurs and during the next three succeeding Plan Years.

                 7.5 Reimbursement of Expenses. The Committee will serve without compensation for their services but will be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under this Plan.

                                  ARTICLE VIII

                            ADOPTION BY SUBSIDIARIES


                 8.1 Procedure for and Status After Adoption. Any Subsidiary may, with the approval of the Committee, adopt this Plan by appropriate action of its board of directors. The terms of this Plan will apply separately to each Subsidiary adopting this Plan and its Participants in the same manner as is expressly provided for Sysco and its Participants except that the powers of the Board of Directors and the Committee under this Plan will be exercised by the Board of Directors of Sysco alone. Sysco and each Subsidiary adopting this Plan will bear the cost of providing plan benefits for its own Participants. Sysco will initially pay the costs of the Plan each Plan Year. However, each adopting Subsidiary will then be billed back for the actuarially determined costs pertaining to it in accordance with the appropriate Financial Accounting Standards Board pronouncements. It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants will be the sole obligation of the Company that is employing the Participant and will not bind any other Company.

                 8.2 Termination of Participation By Adopting Subsidiary. Any Subsidiary adopting this Plan may, by appropriate action of its board of directors, terminate its participation in this Plan. The Committee may, in its discretion, also terminate a Subsidiary's participation in this Plan at any time. The termination of the participation in this Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Plan without his consent.

                                   ARTICLE IX

                          AMENDMENT AND/OR TERMINATION


                 9.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing without the consent of any adopting Company.

                 9.2 No Retroactive Effect on Awarded Benefits. No amendment will affect the rights of any Participant to the retirement benefit provided in Article IV previously accrued by the Participant or will change a Participant's rights under any provision relating to a Change of Control after a Change of Control has occurred without his consent. However, the Board of Directors retains the right at any time to change in any manner or to discontinue the death benefit provided in Article V and/or the additional awarding of Credited Service for vesting purposes after termination for total disability except for a period of four years after a Change of Control for those persons who at that time were covered by the death benefit and those persons who at that time were covered by the additional Credited Service for vesting for disability, and to change in any manner the retirement benefit provided in Article IV but only as to accruals after the date of the amendment.

                 9.3 Effect of Termination. If this Plan is terminated, no new death benefit will be provided and no further retirement benefit will accrue. The retirement benefit accrued to the date of termination will be payable under the conditions, at the time and in the form then provided in this Plan.

                                   ARTICLE X

                                    FUNDING


                 10.1 Payments Under This Plan are the Obligation of the Company. The Company will pay the benefits due the Participants under this Plan; however should it fail to do so when a benefit is due, the benefit will be paid by the trustee of that certain trust agreement, entered into contemporaneously with this agreement, by and between the Company and Texas Commerce Bank National Association. In any event, if the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan.

                 10.2 Plan May Be Funded Through Life Insurance Owned by the Company or a Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets sufficient to fund the obligations of the Company under this Plan and that the Company may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of all of the Companies signatory to this Plan. However, under all circumstances, the Participants will have no rights to any of those policies; and, likewise, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement which creates the funding trust will constitute a guarantee by any Company that assets of the Company transferred to the trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.
Any trust agreement prepared to fund the Company's obligations under this Plan must specifically





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
set out these principles so it is clear in that trust agreement that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

                 10.3 Reversion of Excess Assets. Any adopting Company may, at any time, request the actuary, who last performed the annual actuarial valuation of the Sysco Retirement Plan, to determine the present value of the Accrued Benefit assuming the Accrued Benefit to be fully vested (whether it is or not), as of the end of the Plan Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under this Plan. If the fair market value of the assets held in the trust, as determined by the Trustee as of that same date, exceeds the total of the Accrued Benefits of all Participants and Beneficiaries by 25%, any Company may direct the trustee to return to each Company its proportionate part of the assets which are in excess of 125% of the Accrued Benefits. Each Company's share of the excess assets will be the Participants' present value of the Accrued Benefit earned while in the employ of that Company as compared to the total of the present value of the Accrued Benefits earned by all Participants under the Plan times the excess assets. For this purpose the present value of the Accrued Benefit will be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements. If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control will be subtracted from the fair market value of the assets held in the trust as of the determination date but before the determination is made.

                 10.4 Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the

Company for the fulfillment of its obligations under this Plan. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this Plan. Nothing contained in this Plan will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company. Though the Company may establish or become a signatory to a Rabbi Trust, as indicated in Section 10.1, to accumulate assets to fulfill of its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in this Plan. No policy or other specific asset of the Company has been or will be set aside, or will in any way be transferred to the trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove the policy or asset from being subject to the general creditors of the Company.

                 10.5 Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited. No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any Rabbi Trust, fund, sinking fund or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.

                                   ARTICLE XI

                                 MISCELLANEOUS


                 11.1 Responsibility for Distributions and Withholding of Taxes. The Committee will furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under this Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld. If a Participant has accrued a benefit under this Plan while in the service of more than one Company, each Company for which the Participant was working will reimburse the disbursing agent for the amount attributable to the benefit earned while the Participant was in the Credited Service of that Company if it has not already provided that funding to the disbursing agent.

                 11.2 Limitation of Rights. Nothing in this Plan will be construed:

                 (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan;

                 (b) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                 (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                 (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

                 11.3 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

                 11.4 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

                 11.5 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's actuary, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

                 11.6 Amendment Applicable to Active Participants Only Unless it Provides Otherwise. No benefit which has accrued to any Participant who has died, retired, become disabled or separated or whose participation has become frozen prior to the execution of an amendment shall be changed in amount or subject to any adjustment provided in that amendment unless the amendment specifically provides that it will apply to those persons and it does not have the effect of reducing those persons Accrued Benefit as then fixed without their consent.

                 11.7 Severability. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the rest of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

                 11.8 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

                 11.9 Gender and Number. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

                 11.10 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

                 11.11 Effective Date. This Plan will be operative and effective on July 3, 1988.

                 IN WITNESS WHEREOF, the Company has executed this document on this 7th day of July, 1997, amending and restating the Plan to incorporate the First Amendment, which was previously executed but made effective October 1, 1996, into the last previously amended and restated Plan which was executed on February 15, 1996.

                                        SYSCO CORPORATION



                                        By          /s/ Diane S. Day
                                           -------------------------------------
                                        Name:       Diane S. Day
                                              ----------------------------------
                                        Title:      Vice President and Treasurer